EXHIBIT 10.4
STEM, INC.
2024 EQUITY INCENTIVE PLAN STOCK OPTION AGREEMENT
Unless otherwise defined herein, the terms defined in the 2024 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Option Agreement (the “Option Agreement”).
I.NOTICE OF STOCK OPTION GRANT
Name:
The undersigned Participant has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:
Date of Grant:
Exercise Price per Share:
Total Number of Shares Granted:
Type of Option:         Incentive Stock Option (ISO)
     Nonstatutory Stock Option (NSO)
Term/Expiration Date:
Vesting Schedule:
This Option shall be exercisable, in whole or in part, according to the following vesting schedule, subject to such Participant’s Continuous Service through each applicable vesting date:
Please refer to Appendix: Vesting Schedule
Termination Period:
Vested Option shall be exercisable for three (3) months after Participant’s Continuous Service ceases, unless such cessation is due to Participant’s death or Disability, in which case this Option shall be exercisable for twelve (12) months after Participant’s Continuous Service ceases. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in the Plan.
II.AGREEMENT
1.Grant of Option. The Administrator of the Company hereby grants to the Participant named in the Notice of Stock Option Grant in Part I of this Agreement (“Participant”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to

Section 18 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.
If designated in the Notice of Stock Option Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.
2.Exercise of Option.
(a)Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and with the applicable provisions of the Plan and this Option Agreement.
(b)Method of Exercise. This Option shall be exercisable by delivery of an exercise notice (the “Exercise Notice”) in a manner and pursuant to such procedures as the Company may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.
No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Shares.
3.Clawback Policy. Participant hereby acknowledges that if he or she is covered by the Company’s policy on recoupment of certain incentive-based compensation, as amended from time to time (the “Clawback Policy”), such policy may result in the recoupment of the Options awarded hereunder, any Common Stock delivered hereunder, and any profits realized on the sale of such Common Stock either before, on or after the date on which Participant becomes subject to such policy. In addition, by acceptance of this award, Participant agrees that any prior awards that have been issued to him or her pursuant to the Plan or any other incentive plan of the Company are subject to the Clawback Policy.
4.Lock-Up Period. Participant hereby agrees that Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).
Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Participant agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section 4.
5.Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:
a.cash;
b.check;
c.consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or
d.surrender of other Shares which (i) shall be valued at its Fair Market Value on the date of exercise, and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Company, shall not result in any adverse accounting consequences to the Company.
6.Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable law.
7.Non-Transferability of Option.
(a)This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by

Participant. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.
8.Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.
9.Change in Control.
(a)At the time of a Change in Control (as defined in the Plan), if this Option is not assumed or otherwise continued in effect in connection with the Change in Control (or is not replaced with an economically equivalent award or cash incentive program), then the unvested portion of this Option will immediately vest and become exercisable prior to the closing of the Change in Control. Any Shares issued upon exercise of this Option shall be converted into the right to receive, for each such Share, the same consideration per Share payable to the other stockholders of the Company upon consummation of that Change in Control, and such consideration per Share shall be distributed to Participant as soon as administratively practicable thereafter, but in no event later than the later of (i) the close of the calendar year in which such Change in Control occurs or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the date of such Change in Control.
(b)Any portion of this Option that is to be assumed or otherwise continued in effect in connection with the Change in Control (or is to be replaced with an economically equivalent award or cash retention program) shall be subject to accelerated vesting in accordance with the following provision:
◦If Participant’s Employee status is unilaterally terminated as a result of an involuntary termination (other than for death or Disability) without Cause, or if Participant resigns from such Employee status due to Constructive Termination, at any time during the period beginning with the execution date of the definitive agreement for that Change in Control transaction and ending with the earlier of (i) the termination of that definitive agreement without the consummation of such Change in Control or (ii) the expiration of the Applicable Acceleration Period following the consummation of such Change in Control, then Participant shall immediately vest in all the unvested portion of this Option (or any replacement securities or cash proceeds) at the time subject to this Award. The Shares (or any replacement securities or cash proceeds) that are issuable upon exercise of this Option shall be issued or distributed on the date of Participant’s separation from the Company in connection with such termination of Employee status or as soon as administratively practicable thereafter, but in no event later than the later of (i) the close of the calendar year in which such separation occurs or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the date of such separation.
◦“Applicable Acceleration Period” means: (i) 24 months, in the case of the Company’s Chief Executive Officer, (ii) 18 months, in the case of any other executive officer of the Company, and (iii) 12 months, in the case of all other grantees of Options, or (in the cases of (i), (ii), and (iii)) such other period(s) as may be determined by the Administrator on the basis of Participant’s status on the Change in Control date.
◦“Constructive Termination” means the occurrence of any of the following events or conditions: (i) (A) a change in the Participant’s status, title, position or responsibilities

(including reporting responsibilities) which represents an adverse change from the Participant’s status, title, position or responsibilities as in effect immediately prior to the execution of the definitive agreement for the Change in Control transaction or at any time within the Applicable Acceleration Period after the date of a Change in Control; (B) the assignment to the Participant of any duties or responsibilities which are inconsistent with the Participant’s status, title, position or responsibilities as in effect immediately prior to the execution of the definitive agreement for the Change in Control transaction or at any time within the Applicable Acceleration Period after the Change in Control; or (C) any removal of the Participant from or failure to reappoint or reelect the Participant to any of the offices or positions held by the Participant immediately prior to the execution of the definitive agreement for the Change in Control transaction or at any time within the Applicable Acceleration Period after the date of a Change in Control, except in connection with the termination of the Participant for Cause, as a result of the Participant’s Disability or death or by the Participant other than as a result of Constructive Termination; (ii) a reduction in the Participant’s annual base compensation or any failure to pay the Participant any compensation or benefits to which the Participant is entitled within five days of the date due; (iii) the Company’s requiring the Participant to relocate to any place outside a 50 mile radius of the location serving as Participant’s principal work site immediately prior to the execution of the definitive agreement for the Change in Control transaction or during the Applicable Acceleration Period after the date of a Change in Control, except for reasonably required travel on the business of the Company which is not materially greater than such travel requirements in effect during the applicable measurement period determined above; (iv) the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Participant was participating at any time within the 90-day period immediately prior to the execution of the definitive agreement for the Change in Control transaction or at any time within the Applicable Acceleration Period after the Change in Control, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Participant, or (B) provide the Participant with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided the Participant under each other employee benefit plan, program and practice in which he or she was participating at any time within the 90-day period immediately prior to the execution of the definitive agreement for the Change in Control transaction or at any within the Applicable Acceleration Period after the Change in Control; (v) any material breach by the Company of any provision of an agreement between the Company and the Participant, whether pursuant to this Plan or otherwise, other than a breach which is cured by the Company within 15 days following notice by the Participant of such breach; or (vi) the failure of the Company to obtain an agreement, satisfactory to the Participant, from any successors and assigns to assume and agree to perform the obligations created under the Plan.

10.Tax Obligations.

(a)Tax Withholding. Participant agrees to make appropriate arrangements with the Company (or the parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.
(b)Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.
11.Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of California.
12.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Participant further agrees to notify the Company upon any change in the residence address indicated below.
PARTICIPANT
Signature:
Print Name: Title:

Appendix: Vesting Schedule

Date	Quantity